UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 13, 2004
Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 North First Street
San Jose, California 95134-1599
 (Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

          On December 13, 2004, Cypress Semiconductor Corporation (the “Company”) entered into Amendment No. 1 to the Loan and Security Agreement (the “Loan Agreement”) by and between the Company, as the “Borrower”, and Silicon Valley Bank, as the “Lender.”

          The Loan Agreement amends the Company’s Loan and Security Agreement dated as of September 25, 2003 with the Lender.  The Loan Agreement increases the available borrowing from $50,000,000 to $70,000,000 and extends the maturity date from September 25, 2005 to December 13, 2006. As of December 13, 2004, the Company has borrowed none of the $50,000,000 available under the original Loan and Security Agreement dated September 25, 2003. Draws under the Loan Agreement shall be at the discretion of the Company upon three (3) days written notice.  The Company is not obligated to make any draws or take down any specific amount of the Loan Agreement.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: December 13, 2004	By:	/s/ EMMANUEL T. HERNANDEZ

Emmanuel T. Hernandez Chief Financial Officer, Executive Vice President, Finance and Administration